UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 10, 2026

Baxter International Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224)948-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	BAX (NYSE)	New York Stock Exchange
1.3% Global Notes due 2029	BAX 29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: ☐

Item 2.02 Results of Operations and Financial Condition.
On February 12, 2026, Baxter International Inc. (the Company) issued an earnings press release for the period ended December 31, 2025. The press release, including attachments, is furnished as Exhibit 99.1 to this report.
The information in this Item 2.02 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act) or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.
Item 8.01 Other Events
Effective February 11, 2026, the Company's Board of Directors declared a quarterly cash dividend of $0.01 per share of common stock. The dividend is payable on April 1, 2026, to stockholders of record as of February 27, 2026.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Michael R. McDonnell
On February 10, 2026, Baxter International Inc. (the “Company”) appointed Michael R. McDonnell to its Board of Directors (the “Board”), effective February 13, 2026. Mr. McDonnell has also been appointed to serve as a member of the Audit Committee.
Michael McDonnell served as the Executive Vice President and Chief Financial Officer of Biogen Inc. from August 2020 through February 2025. He also served as Executive Vice President and Chief Financial Officer of IQVIA Holdings Inc. (f/k/a Quintiles IMS) from December 2015 through July 2020. Prior to that, Mr. McDonnell served as the Executive Vice President and Chief Financial Officer of Intelsat S.A. from November 2008 to December 2015, as Executive Vice President, Chief Financial Officer of MCG Capital Corporation from September 2004 until October 2008 and also as MCG Capital Corporation’s Chief Operating Officer from August 2006 until October 2008. Before joining MCG Capital Corporation, Mr. McDonnell served as Executive Vice President and Chief Financial Officer for Echo Star Communications Corporation (d/b/a DISH Network Corporation) from July 2004 until August 2004 and as its Senior Vice President and Chief Financial Officer from August 2000 to July 2004. Mr. McDonnell spent 14 years at PricewaterhouseCoopers LLP, including four years as a partner. Mr. McDonnell also serves on the board of directors of Merit Medical Systems, Inc.
Mr. McDonnell will be compensated for his service as a director pursuant to the Company’s non-employee director compensation plan, on terms materially consistent with the Company’s Non-Employee Director Compensation Plan filed as Exhibit 10.42 to the Company’s Annual Report on Form 10-K filed on February 21, 2025 (the “2024 Form 10-K”), and will be eligible to participate in the Company’s Directors’ Deferred Compensation Plan filed as Exhibit 10.32 to the Company’s 2024 Form 10-K. In connection with joining the Board, Mr. McDonnell will be granted equity awards as compensation for a portion of his 2026 service (representing the period between February 13, 2026 and the Company’s 2026 annual meeting of stockholders) in an amount consistent with the awards granted annually to non-employee directors, prorated for the full calendar months to be served during such period on terms materially consistent with the terms of the Company’s Non-Employee Director Compensation Plan. A description of the Company’s non-employee director compensation arrangements can be found in the section titled “Proposal 1. Election of Directors—Director Compensation” in the Company’s definitive proxy statement for its 2025 annual meeting of stockholders filed on March 25, 2025, and is incorporated herein by reference.
There are no arrangements or understandings between Mr. McDonnell and any other persons pursuant to which he was selected as a director, and there are no transactions involving Mr. McDonnell that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Resignation of Cathy R. Smith and Stephen H. Rusckowski
On February 10, 2026, each of Ms. Cathy R. Smith and Stephen H. Rusckowski notified the Board of their respective decision to resign as a member of the Board and of each committee of the Board on which she or he serves, effective February 13, 2026. Neither decision to resign was because of a disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.
Ms. Patricia B. Morrison will become the chair of the Board’s Nominating, Corporate Governance & Public Policy Committee immediately after the effectiveness of Ms. Smith’s departure.

In connection with the appointment of Mr. McDonnell and departures of Ms. Smith and Mr. Rusckowski on February 13, 2026, the number of directors constituting the Board will decrease to ten directors.
A copy of the press release issued by the Company on February 12, 2026, announcing the appointment of Mr. McDonnell and resignations of Ms. Smith and Mr. Rusckowski, among other things, is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Description

99.1	Press Release Dated February 12, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 12, 2026

BAXTER INTERNATIONAL INC.

By:	/s/ Joel T. Grade
Name:	Joel T. Grade
Title:	Executive Vice President and
Chief Financial Officer